CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") entered into this 11t11 day of June 2010, with an effective date of August 1, 2010 ("Effective Date"), is between LINCOLN INVESTMENT ADVISORS CORPORATION, a Tennessee corporation (the "Adviser"), and Wilshire Associates Incorporated ("Wilshire").

WHEREAS, the Adviser desires to appoint Wilshire to provide the services described herein to the Adviser in respect of certain of the funds within the Lincoln Variable Insurance Products Trust (the "Trust") as listed hereto on Schedule A (the "Funds");

WHEREAS, Wilshire is willing to serve the Adviser in such capacity;

NOW THEREFORE, in consideration of the mutual covenants and for the mutual consideration contained herein, the parties agree as follows:

1. APPOINTMENT OF WILSHIRE.

Wilshire agrees to provide the services described in Section 2 below subject to the direction and control of the Adviser. Wilshire will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way.

2. SERVICES TO BE RENDERED BY WILSHIRE TO THE ADVISER.

(a) Wilshire will provide the Adviser the following information and services on an annual basiS, or more frequently as described below or as may be reasonably requested by the Adviser from time to time:
(i)	recommended asset allocation targets for each Fund,
(ii)	analysis of each underlying fund available (as communicated by Adviser to Wilshire) for investment by each Fund in order to evaluate its merits and understand its risk and return profile,
(iii)	recommendations as to the optimal combination of the underlying funds to assist Adviser in building each Fund,
(iv)	provide background on Fund construction methodology,
(v)	performance charts and graphs, research publications and text for Adviser's use with sales representatives and financial Advisers,
(vi)	upon reasonable request of the Adviser, attend internal sales meetings to provide information about Wilshire and its investment process,
(vii)
no less frequently than quarterly, performance attribution and contribution reports detailing performance relative to benchmark and written performance commentary discussing fund performance and a summary of broader capital market events;

(viii)	such other information and reports regarding Wilshire's services to the Adviser that the Adviser may reasonably request; and
(ix)	upon reasonable request of Adviser, attend Trust's Board of Trustee meetings to provide information related to its services to the Adviser.

(b) Wilshire, at its expense, will furnish all necessary investment, administrative, and management staff (including salaries of personnel), facilities, and equipment necessary for it to execute its obligations under this Agreement.

3. NO DISCRETION

Wilshire and the Adviser acknowledge and agree that Wilshire is not providing discretionary investment advice to the Adviser or the Funds, has no authority with respect to the Funds, and the Adviser is solely responsible for the implementation of the Funds' investment program.

4. NON-EXCLUSIVE RELATIONSHIP.

The services provided by Wilshire under this Agreement are not to be deemed exclusive, and Wilshire shall be free to render similar or different services to others. The advice given and actions taken with respect to other clients, and Wilshire's own investment decisions, may be similar to or different from advice given with respect to the Adviser.

5. COMPENSATION.

As compensation for the services to be rendered by Wilshire under the provisions of this Agreement, the Adviser will pay to Wilshire compensation in accordance with the fee schedule as set forth in Schedule B attached hereto. All fees are due and payable as set forth in Schedule B.

6. REPRESENTATIONS.

(a)        Representations of the Adviser. The Adviser represents, warrants and agrees that the Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or other applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement ; and (v) will promptly notify Wilshire of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)        Representations of Wilshire. Wilshire represents, warrants and agrees as follows: Wilshire (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or other applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement ; and (v) will promptly notify the Adviser of the occurrence of any event that would disqualify Wilshire from serving as an investment adviser pursuant to the Advisers Act.

7.TERM, TERMINATION AND ASSIGNMENT,

This Agreement will operate on a continuous basis until terminated by either party with sixty (60) days' prior written notice to the other party. This Agreement shall automatically terminate in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason. Neither party shall assign this agreement without the prior written consent of the other party.

8. LIABILITY OF WILSHIRE.

In the absence of willful misfeasance, bad faith or gross negligence on the part of Wilshire, or reckless disregard of its obligations and duties hereunder, neither Wilshire nor its officers, directors, employees or agents shall be subject to any liability for any action performed or not performed or for errors of judgment or mistake in providing the services hereunder.

9. CONFIDENTIAL INFORMATION

(a) Wilshire will use records or information obtained under this Agreement only for the purposes contemplated hereby, and will not disclose such records or information in any manner other than expressly authorized by the Adviser, or if disclosure is expressly required by applicable federal or state regulatory authorities or by this Agreement.

(b) Notwithstanding the foregoing, Wilshire shall not disclose to any third party the "non-public portfolio holdings" of the Funds, unless (1) there is a legitimate business purpose for such disclosure, and (2) such third party agrees in writing with Wilshire to keep such information confidential and to not engage in trading based upon such information. "Nonpublic portfolio holdings" means holdings which have not first been made public' by making a filing with the Securities and Exchange Commission which is required to include such portfolio holdings information.

10. USE OF NAME AND CONFLICT DISCLOSURE.

(a)The Adviser may use Wilshire's name in reference to the services provided by
Wilshire to the Adviser only with the prior written consent of Wilshire. The Adviser shall furnish to Wilshire, prior to its use, each piece of advertising, supplemental sales literature or other promotional materials in which Wilshire or any of its affiliates is named. Wilshire agrees to respond to any request for approval on a prompt and timely basis. Failure to

Schedule A
Funds Subject to Consulting Agreement

LVIP American Balanced Allocation Fund LVIP American Income Allocation Fund LVIP American Growth Allocation Fund

SCHEDULE B
COMPENSATION

As compensation for the services rendered by Wilshire to the Adviser under this Agreement, the Adviser shall pay to Wilshire an annual fee of $100,000. The fee shall be payable on January 15 of each year, beginning in 2011.

AMENDMENT TO
SUB-ADVISORY AGREEMENT

THIS AMENDMENT TO SUB-ADVISORY, dated as of September 15, 2010 (the “Amendment”), is between Lincoln Investment Advisors Corporation, a Tennessee corporation (“LIAC”) and Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Columbia”).

Recitals

1. LIAC currently serves as investment adviser to the Lincoln Variable Insurance Products Trust (the “Trust”);

2. LIAC has contracted with Columbia to serve as sub-adviser to the LVIP Columbia Value Opportunities Fund (the “Fund”), a series of he Trust, pursuant to a Sub-Advisory Agreement dated May 1, 2010 (the “Agreement”);

3. Columbia and LIAC have agreed to reduce the sub-advisory fee on the Fund and desire to amend the fee schedule (“Schedule A”) to the Agreement.

Representations

1. Columbia represents that it will not reduce the quality or quantity of its services to the Fund under the Agreement as a result of the reduced fee schedule contained in this Amendment; however, Columbia makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of Columbia.

2. LIAC represents and warrants that: (i) it will not reduce the quality or quantity of its services to the Fund under the Agreement as a result of the reduced fee schedule contained in this Amendment; and (ii) approval of this revised fee schedule has been obtained from the Trust’s Board of Trustees at an in-person meeting held September 13, 2010.

Amendment

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Recitals are incorporated herein and made a part hereof.

2. The Representations made herein are incorporated and made a part hereof.

3. Schedule A shall be deleted and replaced with the attached amended
Schedule A effective September 15, 2010, to reflect a reduction in the sub-advisory fee for the Fund paid by LIAC to Columbia.

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

5. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

LINCOLN INVESTMENT ADVISORS COLUMBIA MANAGEMENT CORPORATION INVESTMENT ADVISERS, LLC

By: Name: Title: Accepted and Agreed to as of the day and year first above written: LVIP COLUMBIA VALUE OPPORTUNITIES FUND, a series of Lincoln Variable Insurance Products Trust By: Name: Title:	By: Name: Title:

SCHEDULE A

SUBADVISORY FEES

Name of Fund	Annual Fee as a Percentage of Average Daily Net Assets
LVIP Columbia Value Opportunities Fund	0.66% of the first $60 million 0.50% of the next $90 million 0.40% over $150 million

AMENDMENT TO
SUB-ADVISORY AGREEMENT

THIS AMENDMENT TO SUB-ADVISORY AGREEMENT, dated as of September 15, 2010 (the "Amendment"), is between Lincoln Investment Advisors Corporation, a Tennessee corporation ("Lincoln Investment Advisors") and Delaware Management Company, a series of Delaware Management Business Trust, a Delaware statutory trust ("Delaware").

Recitals

1. Lincoln Investment Advisors currently serves as investment adviser to the Lincoln Variable Insurance Products Trust (the "Trust");

2. Lincoln Investment Advisors has contracted with Delaware to serve as sub-adviser to, among others, the LVIP Delaware Bond Fund (the "Fund"), a series of the Trust, pursuant to a Sub-Advisory Agreement executed as of January 4, 2010 (the "Agreement");

3. On March 9, 2010, Lincoln Investment Advisors and Delaware amended the Agreement to provide for a decrease in the sub-advisory fee for the LVIP Money Market Fund;

4. Delaware and Lincoln Investment Advisors have agreed to reduce the sub-advisory fee on the Fund and desire to amend the Agreement.

Representations

A. Delaware represents that it will not reduce the quality or quantity of its services to the Fund under the Agreement as a result of the reduced fee schedule contained in this Amendment; however, Delaware makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of Delaware.

B. Lincoln Investment Advisors represents and warrants that: (i) it will not reduce the quality or quantity of its services to the Fund under the Agreement as a result of the reduced fee schedule contained in this Amendment; and (ii) approval of this revised fee schedule has been obtained from the Trust's Board of Trustees at an in-person meeting held September 13, 2010.

Amendment

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Recitals are incorporated herein and made a part hereof.

2. The Representations made herein are incorporated and made a part hereof.

3. Schedule A shall be deleted and replaced with the attached amended Schedule A effective September 15, 2010, to reflect a reduction in the sub-advisory fee for the Fund paid by Lincoln Investment Advisors to Delaware.

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

5. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

LINCOLN INVESTMENT ADVISORS DELAWARE MANAGEMENT CORPORATION COMPANY, a series of Delaware
Management Business Trust

[Missing Graphic Reference]

Title: President
[Missing Graphic Reference]

Accepted and Agreed to as of the day and year first above written:

[Missing Graphic Reference]

By

Name: Daniel R. Hayes

Title: Chairman, Presi • ent and Trustee

LVIP DELAWARE BOND FUND, a series of Lincoln Variable Insurance Products Trust

SCHEDULE A
Fee Schedule

The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

Fund	Annual Rate as a Percent of Average Daily Net Assets

LVIP Delaware Bond Fund 0.18% of the first $2 billion;
0.15% of the next $1 billion; and 0.09% of the excess over $3 billion

LVIP Delaware Growth and                                                                       0.20%

Income Fund

LVIP Money Market Fund 0.08% of first $500 million;
0.07% of next $500 million; and 0.06% of excess over $1 billion

LVIP Delaware Social                                                                       0.20%

Awareness Fund

LVIP Delaware Special                                                                       0.20%
Opportunities Fund

SUB-ADVISORY AGREEMENT
LVIP MFS INTERNATIONAL GROWTH FUND

This Sub-Advisory Agreement ("Agreement") executed as of October 1, 2010, is between LINCOLN INVESTMENT ADVISORS CORPORATION, a Tennessee corporation (the "Adviser"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (the "Sub-Adviser").

WHEREAS, Lincoln Variable Insurance Products Trust (the "Trust"), on behalf of the LVIP MFS International Growth Fund (the "Fund"), has entered into an Investment Management Agreement, dated April 30, 2007, with the Adviser, pursuant to which the Adviser has agreed to provide certain investment management services to the Fund; and

WHEREAS, the Adviser desires to appoint Sub-Adviser as investment sub-adviser to provide the investment advisory services to the Fund specified herein, and Sub-Adviser is willing to serve the Fund in such capacity.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.SERVICES TO BE RENDERED BY SUB-ADVISER TO THE FUND.

(a) Subject to the direction and control of the Board of Trustees (the "Trustees") of the Trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Fund. In the performance of its duties and obligations under this Agreement, the Sub-Adviser will comply with the diversification requirements of Subchapters L and M under the Internal Revenue Code of 1986, as amended (the "Code"). The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. The Sub-Adviser will be an independent contractor and will not have authority to act for or represent the Trust or Adviser in any way or otherwise be deemed an agent of the Trust or Adviser except as expressly authorized in this Agreement or another writing by the Trust, Adviser and the Sub-Adviser.

(b) The Sub-Adviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value per share, portfolio accounting and shareholder accounting services). The Sub-Adviser shall be responsible for commercially reasonable expenses relating to the printing and mailing of required supplements to the Fund's registration statement, provided that such supplements relate solely to a change in control of the Sub-Adviser or any change in the portfolio manager or managers assigned by the Sub-Adviser to manage the Fund, and further provided that the Adviser provides the Sub-Adviser with an estimate of expenses in advance of distribution of the supplement.

(c) The Sub-Adviser shall vote proxies relating to the Fund's investment securities in accordance with its own proxy voting policies and procedures, and shall review its proxy voting activities on a periodic basis with the Trustees. The Trust or Adviser may withdraw the authority granted to the Sub-Adviser pursuant to this Section at any time upon written notice.

(d) The Sub-Adviser shall not be responsible for filing proofs of claim or otherwise participating in class action lawsuits or bankruptcy proceedings with respect to securities held by the Fund.

(e) The Sub-Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein (except to the extent such transactions are effected in accordance with such policies or procedures as may be established by the Board of Trustees and received by the Sub-Adviser.) In the selection of brokers, dealers or futures commission merchants and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. The Adviser reserves the right to direct the Sub-Adviser upon written notice not to execute transactions through any particular broker(s) or dealer(s), and the Sub-Adviser agrees to comply with such request within ten business days of receiving written notice. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker, dealer, or futures commission merchant involved; and the quality of service rendered by the broker, dealer or futures commission merchant in other transactions. Subject to such policies as the Trustees may determine and to the extent such policies are received by the Sub-Adviser, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker, dealer or futures commission merchant that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker, dealer or futures commission merchant would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, dealer or futures commission merchant, viewed in terms of either that particular transaction or the Sub-Adviser's over-all responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion. The Sub-Adviser shall maintain records adequate to demonstrate compliance with this section.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in compliance with Section 17(d) of the Investment Company Act of 1940 and the rules established thereunder, Section 206 of the Investment Advisers Act of 1940 and any rules established thereunder, and pursuant to policies adopted by the Sub-Adviser and approved by the Board of Trustees of the Fund.

(f) The Sub-Adviser will provide advice and assistance to the Investment Adviser as to the determination of the fair value of certain investments where market quotations are not readily available for purposes of calculating net asset value of the Fund in accordance with valuation procedures and methods established by the Trustees,

(g) The Sub-Adviser shall furnish the Adviser and the Board of Trustees with such information and reports regarding the Fund's investments as the Adviser deems appropriate or as the Board of Trustees shall reasonably request. The Sub-Adviser shall make its officers and employees available from time to time, including attendance at Board of Trustees Meetings, at such reasonable times as the parties may agree to review investment policies of the Fund and to consult with the Adviser or the Board of Trustees regarding the investment affairs of the Fund.

(h) The Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the assets of the Fund, except as permitted by the policies and procedures of the Fund which shall be provided to the Sub-Adviser.

(i) In the performance of its duties, the Sub-Adviser shall be subject to, and shall perform in accordance with the following, to the extent that the Sub-Adviser receives them from the Adviser or the Trust: (i) provisions of the organizational documents of the Trust that are applicable to the Fund; (ii) the investment objectives, policies and restrictions of the Fund as stated in the Fund's currently effective Prospectus and Statement of Additional Information ("SAI") as amended from time to time; (iii) provisions of the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (the "Advisers Act") applicable to the services provided by the Sub-Adviser hereunder; (iv) any written instructions and directions of the Trustees, the Adviser or Fund management; and (v) its general fiduciary responsibility to the Fund.

(j) The Sub-Adviser shall assist the Fund in the preparation of its registration statement, prospectus, shareholder reports, marketing materials and other regulatory filings, or any amendment or supplement thereto (collectively, "Regulatory Filings") and shall provide the Fund with disclosure for use in the Fund's Regulatory Filings, including, without limitation, any requested disclosure related to the Sub-Adviser's investment management personnel, portfolio manager compensation, Codes of Ethics, firm description, investment management strategies and techniques, and proxy voting policies.

(k) The Sub-Adviser shall furnish the Adviser, the Board of Trustees and/or the Chief Compliance Officer of the Trust and/or the Adviser with such information, certifications and reports as such persons may reasonably deem appropriate or may request from the Sub-Adviser regarding the Sub-Adviser's compliance with Rule 206(4)-7 of the Advisers Act and the Federal Securities Laws, as defined in Rule 38a-1 under the 1940 Act, related to the services rendered hereunder, Such information, certifications and reports shall include, without limitation, those regarding the Sub-Adviser's compliance with the Sarbanes-Oxley Act of 2002; Title V of the Gramm-Leach-Bliley Act, the Code of Ethics of the Sub-Adviser and certifications as to the validity of certain information included in the Fund's Regulatory Filings. The Sub-Adviser shall make its officers and employees (including its Chief Compliance Officer) available to the Adviser and/or the Chief Compliance Officer of the Trust and/or the Adviser from time to time to examine and review the Sub-Adviser's compliance program and its adherence thereto.

(1) The Adviser agrees to provide or cause to be provided to the Sub-Adviser on an ongoing basis a list of all publicly traded affiliates of the Adviser which may not be purchased by the Fund and a list of all brokers and underwriters affiliated with the Adviser for reporting transactions under applicable provisions of the Investment Company Act.

2. OTHER AGREEMENTS.

The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

3,COMPENSATION TO BE PAID BY THE ADVISER TO THE SUB-ADVISER,

(a) As compensation for the services to be rendered by the Sub-Adviser under the provisions of this Agreement, the Adviser will pay to the Sub-Adviser a fee each month based on the average daily net assets of the Fund during the month. Solely for the purpose of determining the promptness of payments, payments shall be considered made upon mailing or wiring pursuant to wiring instructions provided by the Sub-Adviser. Such fee shall be calculated in accordance with the fee schedule applicable to the Fund as set forth in Schedule  A attached hereto.

(b) The fee shall be paid by the Adviser, and not by the Fund, and without regard to any reduction in the fees paid by the Fund to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser. Such fee to the Sub-Adviser shall be payable for each month within 10 business days after the end of such month. If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4. AUTOMATIC TERMINATION.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason.

5. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT OF THIS AGREEMENT.

(a) This Agreement shall become effective as of the date first written above, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as set forth below. This Agreement shall automatically terminate in the event of its assignment or in the event of termination of the Investment Management Agreement.

(b) This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund as required by the 1940 Act; provided, however, that this Agreement may be terminated at any time without the payment of any penalty:

(i) by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund;

(ii) by the Adviser on 60 days' written notice to the Sub-Adviser; or

(iii) by the Sub-Adviser on 60 days' written notice to the Adviser.

(c) Except to the extent permitted by the Investment Company Act of 1940 or the rules or regulations thereunder or pursuant to any exernptive relief granted by the Securities and Exchange Commission ("SEC"), this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section 15 of the Investment Company Act of 1940 as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees.

6. CERTAIN INFORMATION.

The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events: (a) the Sub-Adviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (b) the Sub-Adviser has a reasonable basis for believing that the Fund has failed to satisfy the diversification requirements under Subchapter L of the Code or ceased to qualify as a regulated investment company under Subchapter M of the Code, (c) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, and (d) the principal officers of the Sub-Adviser or any portfolio manager of the Fund shall have changed:

7. NONLIABILITY OF SUB-ADVISER.

(a) Except as may otherwise be provided by the Investment Company Act of 1940 or the Investment Advisers Act of 1940, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

8. INDEMNIFICATION.

Notwithstanding Section 8, the Sub-Adviser agrees to indemnify the Adviser and the Funds for, and hold them harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including reasonable legal and other expenses) to which the Adviser or the Funds may become subject as a result of any untrue statement of a material fact contained in disclosure provided by the Sub-Adviser for inclusion in the Fund's Regulatory Filings or any omission of a material fact required to be stated necessary to make such disclosure not misleading, provided that the Sub-Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

9. RECORDS; RIGHT TO AUDIT.

(a) The Sub-Adviser agrees to maintain in the form and for the period required by Rule 3 a-2 under the 1940 Act, all records relating to the Fund's investments made by the Sub-Adviser that are required to be maintained by the Fund pursuant to the requirements of Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are the property of the Fund, and the Sub-Adviser will surrender promptly to the Fund any such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. The Sub-Adviser will use records or information obtained under this Agreement only for the purposes contemplated hereby, and will not disclose such records or information in any manner other than expressly authorized by the Fund, or if disclosure is expressly required by applicable federal or state regulatory authorities or by this Agreement, In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31 a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement and shall transfer all such records to any entity designated by the Adviser upon the termination of this Agreement.

(b) The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby will be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the SEC, the Fund's auditors, any representative of the Fund, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Fund.

(c) The Adviser acknowledges that the Sub-Adviser does not have access to all of the Fund's books and records to perform certain compliance testing. However, to the extent that the Sub-Adviser has agreed to perform the services specified in this Agreement, the Sub-Adviser shall perform compliance testing with respect to the Fund based upon information in its possession and upon information and written instructions received from the Adviser.

10. CONFIDENTIAL INFORMATION

(a) Each party will use non-public records or information obtained under this Agreement only for the purposes contemplated hereby, and will not disclose such records or information in any mariner other than expressly authorized by the Fund, or if disclosure is expressly required by applicable federal or state regulatory authorities or by this Agreement.

(b) Notwithstanding the foregoing, the Sub-Adviser shall not disclose to any third party the "non-public portfolio holdings" of the Fund, unless (1) there is a legitimate business purpose for such disclosure, and (2) such third party agrees in writing with Sub-Adviser to keep such information confidential and to not engage in trading based upon such information. "Non-public portfolio holdings" means holdings which have not first been made public by making a filing with the Securities and Exchange Commission which is required to include such portfolio holdings information or have not otherwise been disclosed in the public domain.

(c) It is understood that any non-public information or recommendation supplied by, or produced by, the Sub-Adviser in connection with the performance of its obligations hereunder or any investment transaction undertaken by the Sub-Adviser for the Fund is to be regarded by the Fund and the Adviser as confidential and for use only by the Adviser and the Fund.

11. MARKETING MATERIALS.

(a) The Fund shall furnish to the Sub-Adviser, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Sub-Adviser or any of its affiliates is named. No such material shall be used except with prior written permission of the Sub-Adviser or its delegate. The Sub-Adviser agrees to respond to any request for approval on a prompt and timely basis. Failure by the Sub-Adviser to respond within ten (10) calendar days to the Fund shall relieve the Fund of the obligation to obtain the prior written permission of the Sub-Adviser.

(b) The Sub-Advise• shall furnish to the Fund, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Fund, the Adviser or any of the Adviser's affiliates is named. No such material shall be used except with prior written permission of the Fund or its delegate. The Fund agrees to respond to any request for approval on a prompt and timely basis. Failure by the Fund to respond within ten (10) calendar days to the Sub-Adviser shall relieve the Sub-Adviser of the obligation to obtain the prior written permission of the Fund.

12. USE OF NAME

It is understood that the name "Massachusetts Financial Services Company" and "MFS" or any derivative thereof or logo associated with that name is the valuable property of the Sub-Adviser and its affiliates and that the Trust, the Adviser and/or the Fund have the right to use such name (or derivative or logo) in offering materials of the Fund with the approval of the Sub-Adviser and for so long as the Sub-Adviser is an investment sub-adviser to the Trust and/or the Fund. Upon termination of this Agreement, the Trust and the Fund shall as soon as is reasonably possible cease to use such name (or derivative or logo), except as required by law or regulation.

13. GOVERNING LAW,

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles, and the applicable provisions of the Investment Company Act of 1940 or other federal laws and regulations which may be applicable. To the extent that the applicable law of the State of Delaware or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act of 1940 or other federal laws and regulations which may be applicable, the latter shall control.

14. SEVERABILITY/INTERPRETATION,

If any provision of this Agreement is held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

15. NOTICES.

Any notice that is required to be given by the parties to each other under the terms of this Agreement shalt be given in writing, delivered, or mailed to the other party, or transmitted by facsimile to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a) If to the Sub-Adviser:

Massachusetts Financial Services Company 500 Boylston Street
Boston, Massachusetts 02116
Attn: Susan Newton
Facsimile (617) 954-7812

(b) If to the Adviser:

Lincoln Investment Advisors Corporation One Granite Place
Concord, NH 03301
Attn: Craig Moreshead
Facsimile (603) 226-5448

16. CERTAIN DEFINITIONS,

For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested persons," and "assignment" shall have the meaning defined in the 1940 Act, and subject to such orders or no-action letters as may be granted by the SEC and/or its staff.

IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their duly authorized representatives, all as of the day and year first above written.
Daniel R. Hayes

LINCOLN INVESTMENT ADVISORS CORPORATION

[Missing Graphic Reference]
[Missing Graphic Reference]
[Missing Graphic Reference]
Title: President
ame: Mark N. Polebaum
Title: 'keclitiVe Vice President and General Counsel
Accepted and agreed to as of the day and year first above written:

[Missing Graphic Reference]
e: Daniel R. H
Title: Chairman and President

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of thQ LVIP MFS International Growth Fund

SCHEDULE A
Fee Schedule

The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

Name of Fund	Annual Fee as a Percentage of Average Daily Net Assets
LVIP MFS International Growth Fund	0.45% of first $400 million 040% of next $600 million 035% over $1 billion

2ND AMENDMENT TO
SUB-ADVISORY AGREEMENT

THIS 2"d AMENDMENT TO THE SUB-ADVISORY AGREEMENT, made this 8t11 day of December, 2010 the "Amendment"), is between Lincoln Investment Advisors Corporation, a Tennessee corporation ("LIAC") and Massachusetts Financial Services Company, a Delaware corporation with offices at 500 Boylston Street, Boston, MA 02116.

Recitals

1. LIAC currently serves as investment adviser to the Lincoln Variable Insurance Products Trust (the "Trust");

2. LIAC has contracted with MFS to serve as sub-adviser to the LVIP MFS Value Fund (the "Fund"), a series of the Trust, pursuant to a Sub-Advisory Agreement dated April 30, 2007 and amended July 1, 2008 (the "Agreement");

3. MFS and LIAC have agreed to reduce the sub-advisory fee on the Fund and desire to amend the fee schedule ("Schedule A") to the Agreement.

Representations

1. MFS represents that it will not reduce the quality or quantity of its services to the Fund under the Agreement as a result of the reduced fee schedule contained in this Amendment; however, MFS makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of MFS.

2. LIAC represents and warrants that: (i) it will not reduce the quality or quantity of its services to the Fund under the Agreement as a result of the reduced fee schedule contained in this Amendment; and (ii) approval of this revised fee schedule has been obtained from the Trust's Board of Trustees at an in-person meeting held December 6 and 7, 2010.

Amendment

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Recitals are incorporated herein and made a part hereof.

2. The Representations made herein are incorporated and made a part hereof.

3. Schedule A shall be deleted and replaced with the attached amended Schedule A effective December 8, 2010, to reflect a reduction in the sub-advisory fee for the Fund paid by LIAC to MFS.

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

5. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

LINCOLN INVESTMENT ADVISORS MASSACHUSETTS FINANCIAL

SERVICES COMPANY

[Missing Graphic Reference]

Title: Chief Executive Officer
CORPORATION

By:

Name:  William P. Flory
Title:  Chief Accounting Officer

Accepted and Agreed to as of the day and year first above written:

LVIP MFS VALUE FUND, a series of Lincoln Variable Insurance Products Trust

By: Name: Title:
Kevin J Adamson 2nd Vice President

SCHEDULE A
Fee Schedule
Annual Fee as a Percentage of Average Daily Net Assets

0.375% of the first $250 million 0.350% of the next $250 million 0.300% of the next $1 billion 0.250% of assets over $1.5 billion

October 1, 2010

Lincoln Investment Advisors Corporation 1300 South Clinton Street
Fort Wayne, Indiana 46802

RE: Advisory Fee Waiver Agreement — LVIP MFS International Growth Fund Ladies and Gentlemen:

This letter agreement (the "Agreement") confirms the advisory fee waiver between the-LVIP MFS International Growth Fund (the "Fund"), a series of Lincoln Variable Insurance Products Trust (the "Trust"), and Lincoln Investment Advisors Corporation (the "Adviser") with respect to the 'portfolio management of the Fund.

1. Advisory Expense Waiver. The Adviser has agreed to waive a portion of the advisory fee payable to the Adviser under the Investment Management Agreement, dated as of April 30, 2007, as amended ("Investment Management Agreement"), between the Fund and the Adviser, as set forth in the attached Schedule A.

2.
Term and Termination. This Agreement shall become effective on October 1, 2010 and shall continue for an initial term ending April 30, 2012. The Agreement shall renew automatically for one-year terms unless the Trust or the Adviser provides written notice of the termination of the Agreement at least 10 days prior to the end of the then current term.

3.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, provided that nothing in this Agreement shall be construed in a manner inconsistent with the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

Please indicate your approval of this Agreement by signing and returning a copy of this letter to the Fund.

Very truly yours,

LVIP MFS International Growth Fund,
a series of Lincoln Variable Insurance Products Trust

[Missing Graphic Reference]
Name: William P. Fl. i , Jr. Title: Second Vice President and Chief Accounting Officer
[Missing Graphic Reference]
Agreed to:

LINCOLN INVESTMENT ADVISORS CORPORATION

[Missing Graphic Reference]

Name: Kevin J. amson Title: Second Vice President

Schedule A

Avg. Daily Net Assets of the FundWaiver Amount*

First $400 million .05%

* These amounts are stated on an annual basis.

SUB-ADVISORY AGREEMENT
LVIP SSgA GLOBAL TACTICAL ALLOCATION FUND

This Sub-Advisory Agreement ("Agreement") executed as of July 30, 2010, is between LINCOLN INVESTMENT ADVISORS CORPORATION, a Tennessee corporation (the "Adviser"), and SSgA Funds Management, Inc., a Massachusetts corporation (the "Sub-Adviser").

WHEREAS, Lincoln Variable Insurance Products Trust (the "Trust"), on behalf of the LVII' SSgA Global Tactical Allocation Fund (the "Fund"), has entered into an Investment Management Agreement with the Adviser, pursuant to which the Adviser has agreed to provide certain investment management services to the Fund; and

WHEREAS, the Adviser desires to appoint Sub-Adviser as investment sub-adviser to provide the investment advisory services to the Fund, and Sub-Adviser is willing to serve the Fund in such capacity.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.SERVICES TO BE RENDERED BY SUB-ADVISER TO THE FUND.

(a) The Trust and the Advisor appoint the Sub-Advisor to act as investment sub-advisor to the Fund on the terms set forth in this Agreement. Subject to the direction and control of the Board of Trustees (the "Trustees") of the Trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Fund which shall meet the diversification requirements of Subchapter M and Section 817(h) of the Internal Revenue Code of 1986 (the "Code"), The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. The Sub-Adviser will be an independent contractor and will not have authority to act for or represent the Trust or Adviser in any way or otherwise be deemed an agent of the Trust or Adviser except as expressly authorized in this Agreement or another writing by the Trust, Adviser and the Sub-Adviser.

(b) The Sub-Adviser, at its expense, will furnish (1) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value per share, portfolio accounting and shareholder accounting services). The Sub-Adviser shall be responsible for commercially reasonable expenses relating to the printing and mailing of required supplements to the Fund's registration statement, provided that such supplements relate solely to a change in control of the Sub-

Adviser or any change in the portfolio manager or managers assigned by the Sub-Adviser to manage the Fund.

(e) The Sub-Adviser shall vote proxies relating to the Fund's investment securities in the manner in which the Sub-Adviser believes to be in the best interests of the Fund, and shall review its proxy voting activities on a periodic basis with the Trustees. The Trust or Adviser may withdraw the authority wanted to the Sub-Adviser pursuant to this Section at any time upon written notice.

(d) The Sub-Advisor shall not be responsible for filing proofs of claim or otherwise participating in class action lawsuits with respect to securities held by the Fund.

(e) The Sub-Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein (except to the extent such transactions are effected in accordance with such policies or procedures as may be established by the Board of Trustees.) In the selection of brokers, dealers or futures commission merchants and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. The Adviser reserves the right to direct the Sub-Adviser upon written notice not to execute transactions through any particular broker(s) or dealer(s), and the Sub-Adviser agrees to comply with such request within ten business days of receiving written notice. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration; price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker, dealer, or futures commission merchant involved; and the quality of service rendered by the broker, dealer or futures commission merchant in other transactions. Subject to such policies as the Trustees may determine, and as comnumicated in writing to the Sub-Adviser, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker, dealer or futures commission merchant that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker, dealer or futures commission merchant would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, dealer or futures commission merchant, viewed in terms of either that particular transaction or the Sub-Adviser's over-all responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion. The Sub-Adviser shall maintain records adequate to demonstrate compliance with this section.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in compliance with Section 17(d) of the Investment Company Act of 1940 and the rules established thereunder, Section 206 of the Investment Advisers Act of 1940 and any rules established thereunder, and pursuant to policies adopted by the Sub-Adviser and approved by the Board of Trustees of the Fund,

(f) The Sub-Adviser will provide advice and assistance to the Investment Adviser as to the determination of the fair value of certain investments where market quotations are not readily available for purposes of calculating net asset value of the Fund in accordance with valuation procedures and methods established by the Trustees.

(g) The Sub-Adviser shall furnish the Adviser and the Board of Trustees with such information and reports regarding the Fund's investments as the Adviser deems appropriate or as the Board of Trustees shall reasonably request. The Sub-Adviser shall make its officers and employees available from time to time, including attendance at Board of Trustees Meetings, at such reasonable times as the parties may agree to review investment policies of the Fund and to consult with the Adviser or the Board of Trustees regarding the investment affairs of the Fund.

(h) The Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the assets of the Fund, except as permitted by the policies and procedures of the Fund.

(i) In the performance of its duties, the Sub-Adviser shall be subject to, and shall perform in accordance with, the following: (1) provisions of the organizational documents of the Trust that are applicable to the Fund; (ii) the investment objectives, policies and restrictions of the Fund as stated in the Fund's currently effective Prospectus and Statement of Additional Information ("SAP') as amended from time to time; (iii) the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (the "Advisers Act"); (iv) any written instructions and directions of the Trustees, the Adviser or Fund management; and (v) its general fiduciary responsibility to the Fund.

(j) The Sub-Adviser shall assist the Fund in the preparation of its registration statement, prospectus, shareholder reports, marketing materials and other regulatory filings, or any amendment or supplement thereto (collectively, "Regulatory Filings") and shall provide the Fund with disclosure for use in the Fund's Regulatory Filings, including, without limitation, any requested disclosure related to the Sub-Adviser's investment management personnel, portfolio manager compensation, Codes of Ethics, firm description, investment management strategies and techniques, and proxy voting policies.

(k) The Sub-Adviser shall furnish the Adviser, the Board of Trustees and/or the Chief Compliance Officer of the Trust and/or the Adviser with such information, certifications and reports as such persons may reasonably deem appropriate or may request from the Sub-

Adviser regarding the Sub-Adviser's compliance with Rule 206(4)-7 of the Advisers Act and the Federal Securities Laws, as defined in Rule 38a-1 under the 1940 Act. Such information, certifications and reports shall include, without limitation, those regarding the Sub-Adviser's compliance with the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act,
the Code of Ethics of the Sub-Adviser and the Trust and certifications as to the validity of certain information included in the Fund's Regulatory Filings, The Sub-Adviser shall make its officers and employees (including its Chief Compliance Officer) available to the Adviser and/or the Chief Compliance Officer of the Trust and/or the Adviser from time to time to examine and review the Sub-Adviser's compliance program and its adherence thereto.

(1) The Sub-Adviser shall, as part of its compliance process, perform diversification testing under Subchapter M and Section 817(h) of the Code based upon its own records with respect to the Fund assets managed by the Sub-Adviser and report promptly any failure indicated by such testing to the Adviser, and take any necessary actions to remedy such failure. Notwithstanding the foregoing sentence, the Adviser agrees that the official testing for the Fund's compliance with diversification testing under Section 817(h) and Subchapter M of the Code shall be performed by Adviser, the Fund's custodian or services provider other than the Sub-Adviser.

2. OTHER AGREEMENTS.

The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive, and the Sub Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

3.COMPENSATION TO BE PAID BY THE ADVISER TO THE SUB-ADVISER.

(a) As compensation for the services to be rendered by the Sub-Adviser under the provisions of this Agreement, the Adviser will pay to the Sub-Adviser a fee each month based on the average daily net assets of the Fund during the month. Solely for the purpose of determining the promptness of payments, payments shall be considered made upon mailing or wiring pursuant to wiring instructions provided by the Sub-Adviser. Such fee shall be calculated in accordance with the fee schedule applicable to the Fund as set forth in Schedule A attached hereto.

(b) The fee shall be paid by the Adviser, and not by the Fund, and without regard to any reduction in the fees paid by the Fund to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser. Such fee to the Sub-Adviser shall be payable for each month within 10 business days after the end of such month. If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated,

4. REPRESENTATIONS,

(a)           Representations of the Adviser. The Adviser represents, warrants and agrees as follows: (1) The Adviser has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to the Funds as contemplated hereby; and (2) The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or other applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement ; and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)           Representations of the Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows: The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or other applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement ; and (v) will promptly notify the Trust and Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise

5. AUTOMATIC TERMINATION.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason.

6. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT OF THIS AGREEMENT.

(a) This Agreement shall become effective as of the date first written above, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 5) until terminated as set forth below. This Agreement shall automatically terminate in the event of its assignment or in the event of termination of the Investment Management Agreement.

(b) This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund as required by the 1940 Act; provided, however, that this Agreement may be terminated at any time without the payment of any penalty:

(i) by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund;

(ii) by the Adviser on 60 days' written notice to the Sub-Adviser; or

(iii) by the Sub-Adviser on 60 days' written notice to the Adviser.

(c) Except to the extent permitted by the Investment Company Act of 1940 or the rules or regulations thereunder or pursuant to any exemptive relief granted by the Securities and Exchange Commission ("SEC"), this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section 15 of the Investment Company Act of 1940 as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees,

7. CERTAIN INFORMATION,

The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events: (a) the Sub-Adviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (b) the Sub-Adviser has a reasonable basis for believing that the Fund has failed to satisfy the diversification requirements under Section 817(h) or Subchapter M of the Code (c) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, and (d) the principal officers of the Sub-Adviser or any portfolio manager of the Fund shall have changed.

8.NONLIABILITY OF SUB-ADVISER.

(a) Except as may otherwise be provided by the Investment Company Act of 1940 or the Investment Advisers Act of 1940, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Adviser, the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

(b) Failure by the Sub-Adviser to assure that any disclosure provided by the Sub-Adviser for inclusion in the Fund's Regulatory filings does not (i) contain any untrue statement of a material fact or (ii) omit to state a material fact required to be stated necessary to make such disclosure not misleading, shall constitute gross negligence per se under subparagraph 8(a) above.

9. INDEMNIFICATION.

(a) Notwithstanding Section 8, the Sub-Adviser agrees to indemnify the Adviser and the Fund for, and hold them harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including reasonable legal and other expenses) to which the Adviser or the Fund may become subject as a result of any untrue statement of a material fact contained in disclosure provided by the Sub-Adviser expressly for inclusion in the Fund's Regulatory Filings, or any omission of a material fact required to be stated necessary to make such disclosure not misleading, provided that the Sub-Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

(h) The Adviser agrees to indemnify the Sub-Adviser for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Sub-Adviser may become subject as a result of any untrue statement of a material fact (or any omission of a material fact required to be stated necessary to make such disclosure not misleading) contained in the Fund's Regulatory Filings, which statement was not provided by Sub-Adviser expressly for inclusion in the Fund's Regulatory Filings, provided that the Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

(c) Neither party shall be responsible for any consequential or indirect damages or losses sustained by the other party.

10. RECORDS; RIGHT TO AUDIT.

(a) The Sub-Adviser agrees to maintain in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Fund's investments made by the Sub-Adviser that are required to be maintained by the Fund. pursuant to the requirements of

Rule 31 a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are the property of the Fund, and the Sub-Adviser will surrender promptly to the Fund any such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. The Sub Adviser will use records or information obtained under this Agreement only for the purposes contemplated hereby, and will not disclose such records or information in any manner other than expressly authorized by the Fund, or if disclosure is expressly required by applicable federal or state regulatory authorities or by this Agreement. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31 a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement and shall transfer all such records to any entity designated by the Adviser upon the termination of this Agreement.

(b) The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby will be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the SEC, the Fund's auditors, any representative of the Fund, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Fund.

11. CONFIDENTIAL INFORMATION

(a) The Sub-Adviser will use records or information obtained under this Agreement only for the purposes contemplated hereby, and will not disclose such records or information in any manner other than expressly authorized by the Fund, or if disclosure is expressly required by applicable federal or state regulatory authorities or by this Agreement.

(b) Notwithstanding the foregoing, the Sub Adviser shall not disclose to any third party the "non-public portfolio holdings" of the Fund, unless (I) there is a legitimate business purpose for such disclosure, and (2) such third party agrees in writing with Sub-Adviser to keep such information confidential and to not engage in trading based upon such information. "Non-public portfolio holdings" means holdings which have not first been made public by making a filing with the Securities and Exchange Commission which is required to include such portfolio holdings information.

12. MARKETING MATERIALS.

(a) The Fund shall furnish to the Sub-Adviser, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Sub-Adviser or any of its affiliates is named. No such material shall be used except with prior written permission of the Sub-Adviser or its delegate. The Sub-Adviser agrees to respond to any request for approval on a prompt and timely basis. Failure by the Sub-Adviser to respond within ten (10) calendar days to the Fund shall relieve the Fund of the obligation to obtain the prior written permission of the Sub-Adviser.

(b) The Sub-Adviser shall furnish to the Fund, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Fund, the Adviser or any of the Adviser's affiliates is named. No such material shall be used except with prior written permission of the Fund or its delegate. The Fund agrees to respond to any request for approval on a prompt and timely basis. Failure by the Fund to respond within ten (10) calendar days to the Sub-Adviser shall relieve the Sub-Adviser of the obligation to obtain the prior written permission of the Fund.

13. GOVERNING LAW.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles, and the applicable provisions of the Investment Company Act of 1940 or other federal laws and regulations which may be applicable. To the extent that the applicable law of the State of Delaware or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act of 1940 or other federal laws and regulations which may be applicable, the latter shall control.

14. SEVERABILITY/INTERPRETATION.

If any provision of this Agreement is held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act reflected in any provision, of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation Or order.

15. NOTICES.

Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be given in writing, delivered, or mailed to the other party, or transmitted by facsimile to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a) If to the Sub-Adviser:

SSgA Funds Management, Inc.
One Lincoln Street Boston, MA 02111 Attn: Chief Compliance Officer

(b) If to the Adviser:

Lincoln Investment Advisors Corporation One Granite Place
Concord, NH 03301
Attn: Craig Moreshead
Facsimile (603) 226-5706

16. CERTAIN DEFINITIONS.

For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested persons," and "assignment" shall have the meaning defined in the 1940 Act, and subject to such orders or no-action letters as may be granted by the SEC and/or its staff.

17. ADV PART II RECEIPT

Concurrent with the execution of this Agreement, the Sub-Adviser is delivering to the Adviser and to the Trust a copy of Part II of its Form ADV, as revised, on file with the SEC. The Adviser and the Trust hereby acknowledge receipt of such copy.

[Missing Graphic Reference]

IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their duly authorized representatives, all as of the day and year first above written.

[Missing Graphic Reference]
LINCOLN INVESTMENT ADVISORS CO ORA. ION

Name: Daniel Rfayes Title: President

SSGA FUNDS MANAGEMENT, INC.

[Missing Graphic Reference]

.."/
e: James E. Ross Title: President Accepted and agreed to
as of the day and year
first above written:

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST,

on b, ialfo e LVIP SSglobal Tactical Allocation Fund

9( ,Aff'
ante: Daniel R. Haw
Title: President

SCHEDULE A

Fee Schedule

Pursuant to Section 3 of the attached Sub-Advisory Agreement between Lincoln Investment Advisors Corporation (the "Adviser") and SSgA Funds Management, Inc. (the "Sub-Adviser") with respect to the Fund, the Adviser shall pay the Sub-Advise• a fee each month based on the average daily net assets of the Fund during the month. The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

Name of Fund ,•	Annual Fee as A Percentage of Average Daily Net Assets
LVIP SSgA Global Tactical Allocation Fund SSgA Funds Management, Inc.	•.15% '0.10% of first $200 Million over $200 Million

AMENDMENT TO
SUB-ADVISORY AGREEMENT

THIS AMENDMENT TO SUB-ADVISORY AGREEMENT, dated as of October 1, 2010 (the "Amendment"), is between Lincoln Investment Advisors Corporation, a Tennessee corporation ("LIAC") and SSgA Funds Management, Inc., a Massachusetts corporation ("SSgA").

Recitals

1. LIAC currently serves as investment adviser to the Lincoln Variable Insurance Products Trust (the "Trust");

2. LIAC has contracted with SSgA to serve as sub-adviser to the LVIP SSgA International Index Fund, the LVIP SSgA Developed International 150 Fund, and the LVIP SSgA Small-Mid Cap 200 Fund (the "Funds") pursuant to a Sub-Advisory Agreement dated April 30, 2008 (the "Agreement");

3. SSgA and LIAC have agreed to reduce the sub-advisory fee on the Funds and desire to amend the fee schedule (Schedule A) to the Agreement.

Representations

1. SSgA represents that it will not reduce the quality or quantity of its services to the Funds under the Agreement as a result of the reduced fee schedule contained in this Amendment, however SSgA makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Funds or that the Funds will perform comparably with any standard or index, including other clients of SSgA.

2. LIAC represents and warrants that: (i) it will not reduce the quality or quantity of its services to the Funds under the Agreement as a result of the reduced fee schedule contained in this Amendment; and (ii) approval of this revised fee schedule has been obtained from the Trust's Board of Trustees at an in-person meeting held September 13, 2010.

Amendment

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Recitals are incorporated herein and made a part hereof.

2. The Representations made herein are incorporated and made a part hereof.

3. Schedule A shall be deleted and replaced with the attached amended Schedule A effective October 1, 2010, to reflect a reduction in the sub-advisory fee for the Funds paid by L1AC to SSgA.

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

5. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

LINCOLN INVESTMENT ADVISORS SSGA FUNDS MANAGEMENT, INC.
James Ross

[Missing Graphic Reference]
CORPORATION Name: Kevin J Adamson Title: 2nd Vice President
Na

title:

By:

President

By:
Name:

[Missing Graphic Reference]
[Missing Graphic Reference]

Accepted and Agreed to as of the day and year first above written:

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of the Fiords

SCHEDULE A
Fee Schedule

Pursuant to Section 3 of the attached Sub-Advisory Agreement between Lincoln Investment Advisors Corporation (the "Adviser") and SSgA Funds Management, Inc. (the "Sub-Adviser") with respect to multiple Funds of the Lincoln Variable Insurance Products Trust (the "Trust"), the Adviser shall pay the Sub-Adviser a fee each month based on the average daily net assets of the Fund during the month. The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:
Flame of Fund	Annual Fee as A Percentage of Average Daily Net Assets
LVIP SSgA Large Cap 100 Fund*	0.18% of first $50 million 0.10% of next $50 million 0.05% of next $400 million 0.02% over $500 million
LVIP SSgA Small-Mid Cap 200 Fund*	0.18% first $50 million 0.05% next $450 million 0.02% excess $500 million
LVIP SSgA Developed International 150 Fund*	0.18% first $50 million 0.06% next $450 million 0.04% excess $500 million
LVIP SSgA Emerging Markets 100 Fund*	0.18% of first $50 million 0.10% of next $50 million 0.06% of next $400 million 0.05% over $500 million
LVIP SSgA International Index Fund**	0.10% first $50 million 0.06% next $450 million 0.04% excess $500 million
LVIP SSgA Bond Index Fund**	0.06% of first $100 million 0.03% of next $400 million 0.02% over $500 million
LVIP SSgA Small-Cap Index Fund**	0.030% of first $500 million 0.020% over $500 million
LVIP SSgA S & P 500 Index Fund**	0.015% of first $1 billion 0.010% over $1 billion

* Subject to a minimum annual fee of $50,000 ** Subject to a minimum annual fee of $100,000

SUB-ADVISORY CONSULTING AGREEMENT

This Sub-Advisory Consulting Agreement ("Agreement") executed as of July 30, 2010, is between LINCOLN INVESTMENT ADVISORS CORPORATION, a Tennessee corporation (the "Adviser"), and SSgA Funds Management, Inc., a Massachusetts corporation ("SSgA"). As a matter of administrative convenience, this Agreement is entered into by and between SSgA and the Adviser with respect to multiple Funds of the Lincoln Variable Insurance Products Trust (the "Trust"), which is a registered investment company registered under the Investment Company Act of 1940, as amended and is listed in Schedule A hereto (each referred to herein as the "Fund" or collectively as the "Funds"). Nevertheless, this Agreement shall be construed to constitute a separate Agreement on behalf of each such Fund.

WHEREAS, the Adviser desires to appoint Sub-Adviser to provide the investment advisory services to the Fund, and Sub-Adviser is willing to serve the Fund in such capacity.

In consideration of the mutual covenants and for the mutual consideration contained herein, the parties agree as follows:

1. APPOINTMENT OF SSGA.

SSgA undertakes to provide the services described in Section 2 below in connection with the Adviser's management of the Funds, subject to the supervision of the Board of Trustees of the Trust and the direction and control of the Adviser. SSgA will be an independent contractor and will have no authority to act for or represent the Trust or Advisor in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

2. SERVICES TO BE RENDERED BY SSGA TO THE FUND.

(a) SSgA will provide the Adviser the following information and services as may be requested by the Adviser from time to time: (i) provide an overview of the past market performance of the Funds on at least an annual basis, and (ii) suggest changes to the asset allocations within the Funds in both weightS' and exposures consistent with the performance objective, specifications and restrictions specified by the Adviser. SSgA shall have no obligation to perform any other. services in connection with management of the Funds.

(b) SSgA and the Adviser acknowledge that SSgA is not providing discretionary investment advice to the Funds, and the Adviser is solely responsible for the implementation of the Funds' investment program.

(c) SSgA, at its expense, will furnish all necessary investment, administrative, and management staff (including salaries of personnel), facilities, and equipment necessary for it to execute its obligations under this Agreement.

(d) SSgA shall furnish the Adviser and the Board of Trustees with such information and reports regarding asset allocation within the Funds as the Adviser deems appropriate or as the Board of Trustees shall reasonably request. SSgA shall make its officers and employees available from time to time, including attendance at Board of Trustees Meetings, at such reasonable times as the parties may agree to consult with the Adviser or the Board of Trustees regarding the investment affairs of the Fund.

(e) SSgA shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the assets of the Fund, except as permitted by the policies and procedures of the Fund.

(I) The Sub-Adviser shall assist the Fund in developing disclosure for the use in the Fund's Regulatory Filings, including, without limitation, providing disclosure related to the Sub-Adviser's investment management personnel, portfolio manager compensation, Code of Ethics, firm description, investment strategies and techniques, and proxy voting policies. SSgA shall furnish the Adviser, the Board of Trustees and/or the Chief Compliance Officer of the Trust and/or the Adviser with such information, certifications and reports as such persons may reasonably deem appropriate or may request from the Sub-Adviser regarding the Sub-Adviser's compliance with the Advisers Act and the Federal Securities Laws, as defined in Rule 38a-1 under the 1940 Act. Such information shall include, without limitation, certifications regarding the Sub-Adviser's compliance with the Code of Ethics of the Sub-Adviser and the Trust. The Sub-Adviser shall make its officers and employees (including its Chief Compliance Officer) available to the Adviser and/or the Chief Compliance Officer of the Trust and/or the Adviser from time to time to examine and review the Sub-Adviser's compliance program and its adherence thereto.

3. OTHER AGREEMENTS.

The services provided by SSgA under this Agreement are not to be deemed exclusive, and SSgA shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

4. COMPENSATION.

No compensation shall be paid under this Agreement.

5. REPRESENTATIONS.

(a) Representations of the Adviser. The Adviser represents, warrants and agrees that the Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or other applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement ; and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) Representations of SSgA. SSgA represents, warrants and agrees as follows: SSgA (1) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or other applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement ; and (v) will promptly notify the Trust and Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment company pursuant to Section 9(a) of the 1940 Act otherwise.

6. AUTOMATIC TERMINATION.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason.

7. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT OF THIS AGREEMENT.

(a) This Agreement shall become effective as of the date first written above and shall continue in effect for an initial period of two years from the date hereof and then annually thereafter; only so long as continuance is specifically approved at least annually by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund as required by the 1940 Act; provided, however, that this Agreement may be terminated at any time without the payment of any penalty:

(i) by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund;

(ii) by the Adviser on 60 days' written notice to SSgA; or

(iii) by SSgA on 60 days' written notice to the Adviser.

(b) Except to the extent permitted by the Investment Company Act of 1940 or the rules or regulations thereunder or pursuant to any exemptive relief granted by the Securities and Exchange Commission ("SEC"), this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section.15 of the Investment Company Act of 1940 as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees.

8.CERTAIN INFORMATION

The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events: (a) the Sub-Adviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of the jurisdiction in which the Sub-Adviser is required as an investment adviser in order to perform its obligations under this agreement, (b) the Sub-Adviser has a reasonable basis for believing that the Fund has ceased to qualify as a regulated investment company under Subchapter M of the Code (c) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at the law or in equity, before or by any court, public board or body, involving the affairs of the Fund, and (d) the principal officers of the Sub-Adviser or any portfolio manager of the Fund shall have changed.

9. LIABILITY OF SSGA.

Except as may otherwise be provided by the Investment Company Act of 1940 or the Investment Advisers Act of 1940, in the absence of wind misfeasance, bad faith or gross negligence on the part of SSgA, or reckless disregard of its obligations and duties hereunder, neither SSgA nor its officers, directors, employees or agents shall be subject to any liability to the Adviser, the Fund, or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

10. CONFIDENTIAL INFORMATION

(a) SSgA will use records or information obtained under this Agreement only for the purposes contemplated hereby, and will not disclose such records or information in any manner other than expressly authorized by the Fund, or if disclosure is expressly required by applicable federal or state regulatory authorities or by this Agreement.

(b) Notwithstanding the foregoing, SSgA shall not disclose to any third party the "non public portfolio holdings" of the Funds, unless (1) there is a legitimate business purpose for such disclosure, and (2) such third party agrees in writing with SSgA to keep such information confidential and to not engage in trading based upon such information. "Nonpublic portfolio holdings" means holdings which have not first been made public by making a filing with the Securities and Exchange Commission which is required to include such portfolio holdings information.

11. USE OF SSGA NAME

(a) The Adviser shall furnish to SSgA, prior to its use, each piece of advertising, supplemental sales literature or other promotional materials in which SSgA or any of its affiliates is named. No such material shall be used except with prior written permission of

SSgA or its delegate. SSgA agrees to respond to any request for approval on a prompt and timely basis. Failure by SSgA to respond within ten (10) calendar days to the Adviser shall relieve the Adviser of the obligation to obtain the prior written permission of SSgA.

(b) SSgA may withdraw authorization for the use of its name in relation to the Funds as provided in this section upon 60 days' written notice to the Adviser, and the Adviser shall take reasonable steps to thereafter cease use of the name except for the purpose of satisfying disclosure requirements or otherwise as required by law.

12. GOVERNING LAW.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles, and the applicable provisions of the Investment Company Act of 1940 or other federal laws and regulations which may be applicable. To the extent that the applicable law of the State of Delaware or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act of 1940 or other federal laws and regulations which may he applicable,. the latter shall control.

13, SEVERABMWINTERPRETATION.

If any provision of this Agreement is held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

14. NOTICES.

Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be given in writing, delivered, or mailed to the other party, or transmitted by facsimile to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a) If to SSgA:

SSgA Funds Management, Inc.
One Lincoln Street Boston, MA 02111 Attn.: Chief Compliance Officer

(b) If to the Adviser:

Lincoln Investment Advisors Corporation One Granite Place

[Missing Graphic Reference]
Concord, NH 03301 Attn: Craig Moreshead

15, CERTAIN DEFINITIONS.

For the pm-poses of this Agreement, the terms-"vote of a majority of the outstanding voting securities," "interested persons," and "assignment" shall have the meaning defined in the 1940 Act, and subject to such orders or no-action letters as may be granted by the SEC and/or its staff.

16, ADV PART II RECEIPT

Concurrent with the execution of this Agreement, SSgA is delivering to the Adviser and to the Trust a copy of Part II of its Form. ADV, as revised, on file with the SEC. The Adviser and the Trust hereby acknowledge receipt of such copy.

IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their duly authorized representatives, all as of the day and year first above written.

[Missing Graphic Reference]

LINCOLN INVESTMENT ADVISORS

[Missing Graphic Reference]

CO' 10 TION

Name: Daniel ayes
Title: President

SSGA FUNDS MANAGEMENT, INC.

tKme: James E. Ross Title: President

Accepted and agreed to
as of the day and year
first above written:

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of the Funds List in Schedule A

1.174
A

ame: Daniel . Hay 7s Title: President

Schedule A
Funds Subject to Sub-Advisory Consulting Agreement

LVIP SSgA Conservative Index Allocation Fund
LVIP SSgA Moderate Index Allocation Fund
LAW SSgA Moderately Aggressive Index Allocation Fund LVIP SSgA. Conservative Structured Allocation Fund LVIP SSgA. Moderate Structured Allocation Fund
LVIP SSgA Moderately Aggressive Structured Allocation Fund

AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

THIS AMENDMENT to the Investment Management Agreement, dated April 30, 2007, as amended (the "Agreement"), is by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST and LINCOLN INVESTMENT ADVISORS CORPORATION (the "Investment Manager") and is entered into effective April 30, 2010,

WHEREAS the Agreement provides for the Investment Manager to provide certain services to the Trust for which the Investment Manager is to receive agreed upon fees; and

WHEREAS the Investment Manager and the Trust desire to make certain changes to the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, the Investment Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement is hereby amended to add the following additional series or Funds:

Name of Fund	Percentage of average daily net assets
LVIP American Growth Fund	0.75%
LVIP American Growth-Income Fund	0.75%
LVIP American International Fund	0.85%
LVIP American Global Growth Fund	0.80%
LVIP American Global Small Cap Fund	1.00%

2. To the extent that a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company, the Trust will not pay the Investment Manager any fee pursuant to Section 4) of the Agreement.

3. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the 30'h day of April, 2010.

LINCOLN VARIABLE INSURANCE                                                                 LINCOLN INVESTMENT ADVISORS

PRODUCTS TRUST                                                                 CORPORATION

[Missing Graphic Reference]
Name: Kevin	d	mson
Title: Second Vice President
[Missing Graphic Reference]
Name: Kevin	d	mson
Title: Second Vice President

[Missing Graphic Reference]

Name: William P. Flory,Jr.
Title: Chief Accounting Officer and Second Vice President

INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT is made by and between the LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the “Trust”), a Delaware statutory trust, on behalf of each of its series (the “Funds”), which are listed in Schedule A to this Agreement, and LINCOLN INVESTMENT ADVISORS CORPORATION (the “Investment Manager”), a Tennessee corporation.

WITNESSETH:

WHEREAS, the Trust has been organized and operates as a series investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, each Fund engages in the business of investing and reinvesting its assets in securities; and

WHEREAS, the Investment Manager is registered under the Investment Advisers Act of 1940 as an investment adviser and engages in the business of providing investment management services; and

WHEREAS, each Fund and the Investment Manager desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.  The Trust hereby employs the Investment Manager to manage the investment and reinvestment of each Fund’s assets and to administer its affairs, subject to the direction of the Trust’s Board of Trustees and officers for the period and on the terms hereinafter set forth. The Investment Manager hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Manager shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Funds in any way, or in any way be deemed an agent of the Funds. The Investment Manager shall regularly make decisions as to what securities and other instruments to purchase and sell on behalf of each Fund and shall effect the purchase and sale of such investments in furtherance of each Fund’s objectives and policies.  The Investment Manager shall furnish the Board of Trustees with such information and reports regarding each Fund’s investments as the Investment Manager deems appropriate or as the Board of Trustees may reasonably request.

2.  The Trust shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto, including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with each Fund’s shareholders; the payment of dividends; transfer of shares, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders’ meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees. In conducting its own business and affairs, the Trust may utilize its trustees, officers and employees; may utilize the facilities and personnel of the Investment Manager and its affiliates; and may enter into agreements with third parties, either affiliated or non-affiliated, to perform any of these functions.  In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Trust, the Investment Manager and its affiliates may share facilities common to each, which may include, without limitation, legal and accounting personnel, with appropriate proration of expenses between them.  Directors, officers and employees of the Investment Manager or its affiliates may be directors, trustees and/or officers of any of the investment companies within the Lincoln Financial Group family.  Directors, officers and employees of the Investment Manager or its affiliates who are directors, trustees, and/or officers of these investment companies shall not receive any compensation from such investment companies for acting in such dual capacity.

3.  (a)  Subject to the primary objective of obtaining the best execution, the Investment Manager may place orders for the purchase and sale of portfolio securities and other instruments with such broker/dealers selected who provide statistical, factual and financial information and services to the Funds, to the Investment Manager, to any sub-adviser (as defined in Paragraph 5 hereof, a “Sub-Adviser”) or to any other fund for which the Investment Manager or any Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Fund or who sell shares of any other investment company (or series thereof) for which the Investment Manager or any Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of any investment company or series thereof for which the Investment Manager or Sub-Adviser provides investment advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and NASD Regulation, Inc.

    (b)  Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Trustees and officers of the Trust, the Investment Manager may cause a Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Investment Manager has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Manager’s overall responsibilities with respect to the Fund and to other investment companies (or series thereof) and other advisory accounts for which the Investment Manager or any Sub-Adviser exercises investment discretion.

4.  As compensation for the services to be rendered to each Fund by the Investment Manager under the provisions of this Agreement, each Fund shall pay monthly to the Investment Manager exclusively from that Fund’s assets, a fee based on the average daily net assets of that Fund during the month. Such fee shall be calculated in accordance with the fee schedule applicable to that Fund as set forth in Schedule A hereto.

If this Agreement is terminated prior to the end of any calendar month with respect to a particular Fund, the management fee for such Fund shall be prorated for the portion of any month in which this Agreement is in effect with respect to such Fund according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 calendar days after the date of termination.

5.  The Investment Manager may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 (“Sub-Advisers”) to perform some or all of the services for a Fund for which it is responsible under this Agreement.  The Investment Manager will compensate any Sub-Adviser for its services to the Fund. The Investment Manager may terminate the services of any Sub-Adviser at any time with the approval of the Board of Trustees.  At such time, the Investment Manager shall assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the approval of the Board of Trustees and any requisite shareholder approval is obtained.  The Investment Manager will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

6.  The services to be rendered by the Investment Manager to each Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

7.  The Investment Manager, its trustees, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to any Fund or to any other investment company, corporation, association, firm or individual.

8.  It is understood and agreed that so long as the Investment Manager and/or its advisory affiliates shall continue to serve as each Fund’s investment adviser, other investment companies as may be sponsored or advised by the Investment Manager or its affiliates shall have the right to adopt and to use the words “LIAC,” “Lincoln Investment Advisors Corporation” in their names and in the names of any series or class of shares of such investment companies.

9.  In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as the Investment Manager to each Fund, the Investment Manager shall not be subject to liability to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

10.  This Agreement shall be executed and become effective as of the date written below, and shall become effective with respect to each Fund as of the effective date set forth in Schedule A for that Fund, if approved by the vote of a majority of the outstanding voting securities of that Fund.  It shall continue in effect for an initial period of two years for each Fund and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees or by the vote of a majority of the outstanding voting securities of that Fund and only if the terms and the renewal hereof have been approved by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.  Notwithstanding the foregoing, this Agreement may be terminated as to any Fund by the Fund at any time, without the payment of a penalty, on not more than sixty days’ written notice to the Investment Manager of the Fund’s intention to do so, pursuant to action by the Board of Trustees or pursuant to the vote of a majority of the outstanding voting securities of the affected Fund.  The Investment Manager may terminate this Agreement as to any Fund at any time, without the payment of a penalty, on sixty days’ written notice to the Trust of its intention to do so.  Upon termination of this Agreement as to a Fund, the obligations of that Fund and the Investment Manager with respect to that Fund shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Manager the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

11.  This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

12.  For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities”; “interested persons”; and “assignment” shall have the meaning defined in the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and duly attested as of the 30th day of April, 2007.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its series /s/ Kelly D. Clevenger Kelly D. Clevenger Name: Kelly D. Clevenger Title: President
LINCOLN INVESTMENT ADVISORS CORPORATION /s/ William P. Flory, Jr. William P. Flory, Jr. Name: William P. Flory, Jr. Title: Second Vice President & Chief Accounting Officer

SCHEDULE A

THIS SCHEDULE A lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement:

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP American Balanced Allocation Fund	.25%	July 30, 2010
LVIP American Growth Allocation Fund	.25%	July 30, 2010
LVIP American Income Allocation Fund	.25%	July 30, 2010
LVIP BlackRock Inflation Protected Bond Fund	0.45% of the first $500 million; and 0.40% of the excess over $500 million	April 30, 2010
LVIP Capital Growth Fund	.75% of the first $100 million; .70% of the next $150 million; .65% of the next $750 million; and .60% of the excess over $1 billion	April 30, 2007
LVIP Cohen & Steers Global Real Estate Fund	.95%	April 30, 2007
LVIP Columbia Value Opportunities Fund	1.05% of the first $60 million; .75% of the next $90 million; and .65% of the excess over $150 million	April 30, 2007
LVIP Delaware Bond Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP Delaware Diversified Floating Rate Fund	0.60% of the first $500 million; and 0.55% of the excess over $500 million	April 30, 2010
LVIP Delaware Foundation Conservative Allocation Fund	.75%	May 1, 2009
LVIP Delaware Foundation Conservative Allocation Fund	.75%	May 1, 2009

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP Delaware Foundation Conservative Allocation Fund	.75%	May 1, 2009
LVIP Delaware Growth and Income Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess of $400 million	April 30, 2007
LVIP Delaware Social Awareness Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP Delaware Special Opportunities Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP Global Income Fund	.65%	May 1, 2009
LVIP Janus Capital Appreciation Fund	.75% of the first $500 million; and .70% of the excess over $500 million	April 30, 2007
LVIP J.P. Morgan High Yield Fund	0.65% of the first $500 million; and 0.60% of the excess over $500 million	April 30, 2010
LVIP MFS International Growth Fund	1.00% of the first $50 million; .95% of the next $50million; .90% of the next $50 million; .85% of the next $100 million; and .80% of the excess over $250 million	October 1, 2010
LVIP MFS Value Fund	.75% of the first $75 million; .70% of the next $75 million; .65% of the next $50 million; and .60% of the excess over $200 million	April 30, 2007
LVIP Mid-Cap Value Fund	1.05% of the first $25 million; .95% of the next $25 million; .85% of the next $50 million; .75% of the next $150 million; and .70% of the excess over $250 million	April 30, 2007
LVIP Mondrian International Value Fund	.90% of the first $200 million; .75% of the next $200 million; and .60% of the excess over $400 million	April 30, 2007
LVIP Money Market Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP SSgA Bond Index Fund	.40%	May 1, 2008
LVIP SSgA Conservative Index Allocation Fund	.25%	July 30, 2010
LVIP SSgA Conservative Structured Allocation Fund	.25%	July 30, 2010
LVIP SSgA Developed International 150 Fund	.75%	May 1, 2008
LVIP SSgA Emerging Markets 100 Fund	1.09%	June 18, 2008
LVIP SSgA Global Tactical Allocation Fund	.25%	July 30, 2010
LVIP SSgA International Index Fund	.40%	May 1, 2008
LVIP SSgA Large Cap 100 Fund	.52%	May 1, 2008
LVIP SSgA Moderate Index Allocation Fund	.25%	July 30, 2010
LVIP SSgA Moderately Aggressive Index Allocation Fund	.25%	July 30, 2010
LVIP SSgA Moderate Structured Allocation Fund	.25%	July 30, 2010
LVIP SSgA Moderately Aggressive Structured Allocation Fund	.25%	July 30, 2010
LVIP SSgA S&P 500 Index Fund	.24% of the first $500 million; .20% of the next $500 million; and .16% of the excess over $1 billion	April 30, 2007
LVIP SSgA Small-Cap Index Fund	.32%	April 30, 2007
LVIP SSgA Small-Mid Cap 200 Fund	.69%	May 1, 2008
LVIP T. Rowe Price Growth Stock Fund	.80% of the first $50 million; .75% of the next $50 million; .70% of the next $150 million; .65% of the next $250 million; and .60% of the excess over $500 million	April 30, 2007
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	.75% of the first $200 million; .70% of the next $200 million; and .65% of the excess over $400 million	April 30, 2007
LVIP Templeton GroWth Fund	.75% of the first $200 million; .65% of the next $300 million; and .60% of the excess over $500 million	April 30, 2007

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP Turner Mid-Cap Growth Fund	.90% of the first $25 million; .85% of the next $50 million; .80% of the next $75 million; .70% of the next $100 million; and .65% of the excess over $250 million	April 30, 2007
LVIP Wells Fargo Intrinsic Value Fund	.75% of the first $500 million; and .70% of the excess over $500 million	October 1, 2009
LVIP Wilshire Conservative Profile Fund	.25%	April 30, 2007
LVIP Wilshire Moderate Profile Fund	.25%	April 30, 2007
LVIP Wilshire Moderately Aggressive Profile Fund	.25%	April 30, 2007
LVIP Wilshire 2010 Profile Fund	.25%	April 30, 2007
LVIP Wilshire 2020 Profile Fund	.25%	April 30, 2007
LVIP Wilshire 2030 Profile Fund	.25%	April 30, 2007
LVIP Wilshire 2040 Profile Fund	.25%	April 30, 2007